                                                                    EXHIBIT 23.4


                        [RYDER SCOTT COMPANY LETTERHEAD]


                      CONSENT OF RYDER SCOTT COMPANY, L.P.

     As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the incorporation by reference in this Registration Statement on Form S-4, to be filed with the Securities and Exchange Commission on or about May 23, 2001, of information from our reserve report dated as of February 2, 2001 and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                              /s/ RYDER SCOTT COMPANY L.P.
                                              ----------------------------
                                                  Ryder Scott Company L.P.

Houston, Texas
May 21, 2001